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EXHIBIT 10.3

                                    FORM OF
                        RESTRICTED STOCK AWARD AGREEMENT
                          OTTAWA SAVINGS BANCORP, INC.
                           2006 EQUITY INCENTIVE PLAN


This Award Agreement ("Agreement") is provided to ________________ (the "Participant") by Ottawa Savings Bancorp, Inc. (the "Company") as of ________________, 2006 (the "Grant Date"), the date the Compensation Committee of the Board of Directors (the "Committee") awarded the Participant a Restricted Stock Award pursuant to the Ottawa Savings Bancorp, Inc. 2006 Equity Incentive Plan (the "Plan"), subject to the terms and conditions of the Plan and this
Agreement:

         1.       NUMBER OF SHARES SUBJECT
                  TO YOUR RESTRICTED STOCK AWARD:             ________  Shares  (subject  to  adjustment  as may be
                                                              necessary pursuant to the Plan).

         2. VESTING. Unless sooner vested according to Section 3 of the attached Terms and Conditions or otherwise in the discretion of the Committee, the restrictions imposed under Section 2 of the attached Terms and Conditions will expire in the following percentages and on the following dates, provided the Participant is then still employed by or in service with the Company or any of its Affiliates:

                Percentage of
                Shares Vested             Number of Shares Vesting         Vesting Date
                -------------             ------------------------         ------------
                     20%                           [ ]                     _________, 2007
                     40%                           [ ]                     _________, 2008
                     60%                           [ ]                     _________, 2009
                     80%                           [ ]                     _________, 2010
                    100%                           [ ]                     _________, 2011

         IN WITNESS WHEREOF, Ottawa Savings Bancorp, Inc., acting by and through the Committee, has caused this Agreement to be executed.


                                            OTTAWA SAVINGS BANCORP, INC.




ACCEPTED BY PARTICIPANT:                    By: ________________________________
                                                On behalf of the Committee

___________________________
[insert Participant's name]

___________________________
Date



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TERMS AND CONDITIONS

1. GRANT OF SHARES. The Grant Date and number of Shares underlying your Restricted Stock Award are stated on page 1 of this Agreement. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings assigned to such terms by the Plan.

2. RESTRICTIONS. The unvested Shares underlying your Restricted Stock Award ("Restricted Shares") are subject to the following restrictions until they expire or terminate.

         (a) Restricted Shares are subject to the vesting schedule set forth on page 1 of this Award Agreement.

         (b) Restricted Shares may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered.

(c) If your employment or service with the Company or any Affiliate terminates for any reason other than as set forth in paragraph (b) of
         Section 3 hereof, then you forfeit all rights, title and interest in and to the unvested Restricted Shares as of your termination date.


3. EXPIRATION AND TERMINATION OF RESTRICTIONS. The restrictions imposed under Section 2 above will expire on the earliest to occur of the following (the period prior to such expiration is referred to as the "Restricted Period"):

         (a) As to the percentages of the Restricted Shares specified on page 1 of this Award Agreement, on the respective dates specified on page 1; provided you remain employed by or in service to the Company or an Affiliate; or

         (b) Termination of your employment or service by reason of death or Disability; or

         (c)      Upon a Change in Control.

4. DELIVERY OF SHARES. Once the Restricted Shares are fully vested, the Company will distribute the Shares (and accumulated dividends and earnings, if any) in accordance with your instructions.

5. VOTING AND DIVIDEND RIGHTS. As beneficial owner of the Restricted Shares, you have full voting and dividend rights with respect to the Restricted Shares during and after the Restricted Period. If you forfeit your rights under this Agreement in accordance with Section 2, you will no longer have any rights as a shareholder with respect to the Restricted Shares or be entitled to receive dividends on the Restricted Shares.

6. CHANGES IN CAPITAL STRUCTURE. In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust your Restricted Stock Award to preserve its benefits or potential benefits. Without limiting the foregoing, however, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Stock, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the Shares subject to this Agreement will automatically be adjusted proportionately.

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7.       NO RIGHT OF CONTINUED EMPLOYMENT. Nothing in this Award Agreement will interfere with or limit in any way the right of the Company or any Affiliate to terminate your employment or service at any time.

8. PAYMENT OF TAXES. You may elect to be taxed upon your Restricted Stock Award at the time of grant under Section 83(b) of the Code within 30 days of the Grant Date. If you do not make this election, you will be taxed upon vesting of your Restricted Stock Award. At that time, the Committee is entitled to require as a condition of delivery that: (i) you remit an amount sufficient to satisfy any and all federal, state and local (if any) tax withholding requirements and employment taxes (I.E., FICA and FUTA), (ii) the withholding of such sums come from compensation otherwise due to you or from Shares due to you under the Plan, or (iii) any combination of (i) or (ii) above. OUTSIDE DIRECTORS OF THE COMPANY ARE SELF-EMPLOYED AND NOT SUBJECT TO TAX WITHHOLDING.

9. PLAN CONTROLS. The terms of the Plan are incorporated into and made a part of this Agreement. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall control.

10. SEVERABILITY. If any provision of this Agreement is deemed to be invalid, illegal or unenforceable, the other provisions of the Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision was never included in the Agreement.

11. NOTICE. Notices and communications under this Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

                       Ottawa Savings Bancorp, Inc.
                       925 La Salle Street
                       Ottawa, IL  61350
                       Attn: Compensation Committee of the Board of Directors c/o Human Resources Department

         or any other address designated by the Company in a written notice to you. The Company will direct notices to you at your address as then currently on file with the Company, or at any other address that you provide in a written notice to the Company.

12. SUCCESSORS. This Award Agreement will be binding upon any successor to the Company, in accordance with the terms of this Agreement and the Plan.

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